As filed with the Securities and Exchange Commission on June 23, 2023

Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
Securities Act of 1933

SHOE CARNIVAL, INC.

(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1736614 (I.R.S. Employer Identification No.)
7500 East Columbia Street Evansville, Indiana (Address of principal executive offices)	47715 (Zip Code)

SHOE CARNIVAL, INC.

AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN
(Full title of the plan)

Mark J. Worden

President and Chief Executive Officer

7500 East Columbia Street

Evansville, Indiana 47715

(Name and address of agent for service)

(812) 867-4034

(Telephone number, including area code, of agent for service)

Copy to:

Janelle Blankenship

Faegre Drinker Biddle & Reath LLP

600 E. 96th Street, Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE PURSUANT TO GENERAL INSTRUCTION E

OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 1,800,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), of Shoe Carnival, Inc. (the “Company”) reserved for issuance and delivery under the Company’s Amended and Restated 2017 Equity Incentive Plan (the “Amended and Restated Plan”). The increase in the number of shares of Common Stock authorized to be issued under the Amended and Restated Plan was approved by the Company's shareholders on June 20, 2023.  Shares of the Company’s Common Stock issuable under the Shoe Carnival, Inc. 2017 Equity Incentive Plan were previously registered pursuant to a Registration Statement on Form S-8 (File No. 333-218694) filed by the Company with the Commission on June 13, 2017. Such Registration Statement on Form S-8 is currently effective and, except to the extent that the contents thereof are modified or superseded by the information contained herein or in exhibits hereto, the contents of such Registration Statement on Form S-8 are incorporated herein by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Company, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are, as of their respective dates, incorporated herein by reference and made a part hereof:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 filed with the Commission on March 24, 2023 (the “Annual Report”), including the portions of the Company’s Definitive Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Shareholders, filed with the Commission on May 9, 2023, incorporated by reference into the Annual Report;

(2)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2023, filed with the Commission on June 2, 2023;

(3)	The Company’s Current Reports on Form 8-K filed with the Commission on March 16, 2023, March 17, 2023 and June 22, 2023 (only the first Form 8-K filed on such date); and

(4)	The description of the Company’s Common Stock contained in Exhibit 4-C to the Annual Report, together with any amendment or report that the Registrant may file with the Commission for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit	Description

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3-A to the Company’s Current Report on Form 8-K filed with the Commission on June 27, 2022).

4.2	By-Laws of the Company, as amended to date (incorporated herein by reference to Exhibit 3.B to the Company’s Current Report on Form 8-K filed with the Commission on March 17, 2023).

4.3	Shoe Carnival, Inc. Amended and Restated 2017 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 22, 2023).

5.1*	Opinion of Faegre Drinker Biddle & Reath LLP.

23.1*	Consent of Faegre Drinker Biddle & Reath LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Powers of Attorney (included on the Signature Page of this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Evansville, State of Indiana, on June 23, 2023.

SHOE CARNIVAL, INC.

By	/s/ Mark J. Worden
Mark J. Worden
President and Chief Executive Officer

Each person whose signature appears below hereby authorizes Mark J. Worden and Erik D. Gast, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Company deems appropriate, and appoints each of Mark J. Worden and Erik D. Gast, each with full power of substitution, attorney-in-fact to sign any amendment to this Registration Statement, including post-effective amendments, and to file the same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 23, 2023:

Signature	Title

/s/ J. Wayne Weaver	Chairman of the Board and Director
J. Wayne Weaver

/s/ Clifton E. Sifford	Vice Chairman and Director
Clifton E. Sifford

/s/ Mark J. Worden	President, Chief Executive Officer and Director
Mark J. Worden	(Principal Executive Officer)

/s/ James A. Aschleman	Director
James A. Aschleman

/s/ Andrea R. Guthrie	Director
Andrea R. Guthrie

/s/ Diane Randolph	Director
Diane Randolph

/s/ Charles B. Tomm	Director
Charles B. Tomm

/s/ Erik D. Gast	Executive Vice President, Chief Financial Officer and Treasurer
Erik D. Gast	(Principal Financial Officer)

/s/ Patrick C. Edwards	Vice President, Chief Accounting Officer, Corporate Controller
Patrick C. Edwards	and Secretary (Principal Accounting Officer)